Exhibit 10.11(g)

SATISFACTION AGREEMENT

IN RESPECT OF

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

This Satisfaction of Supplemental Executive Retirement Agreement (this “Satisfaction Agreement”), dated as of February 22, 2006, relating to that certain Supplemental Executive Retirement Agreement dated May 4, 1998 (the “Retirement Agreement”) by and between Equitable Resources, Inc., a Pennsylvania corporation (the “Company”), and Murry S. Gerber, an individual (the “Executive”);

WITNESSETH:

WHEREAS, the Retirement Agreement was entered into upon Executive’s commencement of employment with the Company and for the purpose of making up the difference, if any, between the $211,500 per year early retirement benefit to which the Executive would have been entitled from his prior employer and the retirement benefit to which he is entitled under the Equitable Resources, Inc. Employee Savings Plan and the Equitable Resources, Inc. Deferred Compensation Plan (as in effect on December 31, 2004, the “Employee Deferred Compensation Plan”);

WHEREAS, the Board of Directors of the Company terminated, and/or terminated participation in, the Employee Deferred Compensation Plan and the Equitable Resources, Inc. 2005 Employee Deferred Compensation Plan (collectively, the “Deferred Compensation Plans”) in 2005, and the Executive received a payout of his interests therein on December 30, 2005 (collectively, the “Deferred Compensation Payout”); and

WHEREAS, in recognition of the Deferred Compensation Payout, the parties hereto desire to recognize the satisfaction by the Company of its obligations under the Retirement Agreement;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Company and the Executive agree as follows:

1.             The parties hereto confirm that the Company has satisfied in full all of its obligations under the Retirement Agreement through termination of the Deferred Compensation Plans and agree that in accordance with Section 17 thereof the Retirement Agreement terminated, by its own terms, immediately upon the Executive’s receipt of the Deferred Compensation Payout and is of no further force or effect.

2.             This Satisfaction Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed this Satisfaction Agreement as of the date first above set forth.

EQUITABLE RESOURCES, INC.:

By:	/s/ Charlene Petrelli

Name:	Charlene Petrelli

Title:	Vice President, Human Resources

/s/ Murry S. Gerber
Murry S. Gerber